Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$173,074,089
Unrealized Gain (Loss) on Market Value of Futures	51,381,621
Dividend Income	3,682
Interest Income	162,860
ETF Transaction Fees	16,000
Total Income (Loss)	$224,638,252

Expenses
General Partner Management Fees	$1,407,566
Professional Fees	246,024
Brokerage Commissions	173,150
Directors' Fees and insurance	31,402
NYMEX License Fee	46,919
SEC & FINRA Registration Expense	325,500
Total Expenses	$2,230,561
Net Income (Loss)	$222,407,691

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/20	$3,669,870,368
Withdrawals (8,300,000 Shares)	(267,060,313)
Net Income (Loss)	222,407,691

Net Asset Value End of Month	$3,625,217,746
Net Asset Value Per Share (109,623,603 Shares)	$33.07

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596